EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated February 20, 2007 included in this Form 10-K, into Granite City Food & Brewery Ltd.’s previously filed Registration Statement File Nos. 333-40552, 333-87270, 333-99877, 333-104861, 333-104862, 333-114619, 333-119768, 333-120434, 333-123553, 333-129770 and 333-132741.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer Ltd.

February 20, 2007
Minneapolis, Minnesota